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                                                                     Exhibit 2.3

                                                                       EXHIBIT D
                                                                 TO DISTRIBUTION
                                                                       AGREEMENT

                          TRADEMARK LICENSE AGREEMENT


     This AGREEMENT, entered into this ___ day of ___________, 199_ by and between PROVIDIAN BANCORP, INC., a Delaware corporation, having offices at 201 Mission Street, San Francisco, California (the "LICENSOR") and PROVIDIAN CORPORATION, a Delaware corporation, having offices at 400 West Market Street, Louisville, Kentucky (the "LICENSEE");

     WHEREAS, LICENSOR has adopted and is using the words PROVIDIAN, PROVIDIAN _______________, and a logo Design as service marks, trademarks, trade names and/or trade dress for _____________________ [describe] throughout the United States and is the owner of U.S. Trademark Registrations Nos._________________ [fill in] and U.S. Trademark Application Serial Nos. _________ [fill in], copies of which are attached hereto as Exhibits A and B (hereinafter collectively referred to as the "SERVICE MARKS"); and

     WHEREAS, prior to the date hereof, SPINCO was a wholly owned subsidiary of COMPANY and, pursuant to the General Intellectual Property Assignment and Renunciation referred to in the Agreement and Plan of Distribution between LICENSOR and LICENSEE, dated December 28, 1996 (the "Distribution Agreement"), COMPANY assigned to SPINCO the SERVICE MARKS;

     WHEREAS, LICENSEE is the owner of certain insurance subsidiaries identified on Exhibit C to this Agreement (the "LICENSEE'S SUBSIDIARIES");

     WHEREAS, in accordance with the Distribution Agreement, LICENSEE and LICENSEE'S SUBSIDIARIES intend to change their names and have agreed to cease using COMPANY in their names and to cease using said SERVICE MARKS;

     WHEREAS, LICENSEE'S SUBSIDIARIES need to obtain regulatory approval to change their names;

     WHEREAS, LICENSEE and LICENSEE'S SUBSIDIARIES are desirous of licensing said SERVICE MARKS for use in connection with their respective businesses for the periods set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1. LICENSE. LICENSOR grants to LICENSEE and LICENSEE'S SUBSIDIARIES a license to use the SERVICE MARKS throughout the United States of

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     America in connection with the Company Business, as defined in Article VI of the Distribution Agreement (hereinafter, the "COMPANY BUSINESS").

          2. QUALITY OF SERVICES. LICENSOR acknowledges that it has reviewed LICENSEE'S and LICENSEE'S SUBSIDIARIES services, and the advertising related thereto, and agrees that they meet LICENSOR'S quality standards. LICENSEE agrees, and shall cause LICENSEE'S SUBSIDIARIES, to maintain the quality of the services, and advertising related thereto, substantially at the current level.

          3. INSPECTION. LICENSEE and LICENSEE'S SUBSIDIARIES will permit duly authorized representatives of LICENSOR to inspect the use of the SERVICE MARKS by LICENSEE and LICENSEE'S SUBSIDIARIES at their respective offices, at all reasonable times and on reasonable notice, for the purpose of ascertaining or determining compliance with Paragraphs 1 and 2 hereof.

          4. USE OF SERVICE MARKS. LICENSEE and LICENSEE'S SUBSIDIARIES shall, at the request of LICENSOR on reasonable notice and to the extent that LICENSOR has reasonable cause to believe that LICENSEE or LICENSEE'S SUBSIDIARIES is not complying with its obligations under Paragraphs 1 and 2 hereof, provide LICENSOR with samples of all literature, brochures, signs and advertising material prepared by LICENSEE or LICENSEE'S SUBSIDIARIES, provided that LICENSOR shall pay 50% of LICENSEE'S and LICENSEE'S SUBSIDIARIES' costs in providing such samples. When using the SERVICE MARKS under this AGREEMENT, LICENSEE and LICENSEE'S SUBSIDIARIES undertake to comply substantially with all laws pertaining to service marks in force at any time. This provision includes compliance with marking requirements.

          5. EXTENT OF LICENSE. The right granted in Paragraph 1 hereof shall be nonexclusive and shall not be transferable (except, after notice to LICENSOR, to successor entities in connection with internal reorganizations of LICENSEE and LICENSEE'S SUBSIDIARIES, provided that such successor entities remain direct or indirect wholly owned subsidiaries of Merger Partner (as defined in the Distribution Agreement)) without LICENSOR'S prior written consent, the LICENSOR shall have the right to use the SERVICE MARKS and to license its use to any other designee, subject to Section 8.08 of the Distribution Agreement. Except as stated herein, the license granted shall not be assignable or transferable in any manner whatsoever, nor shall the LICENSEE or LICENSEE'S SUBSIDIARIES have the right to grant any sublicenses, except by prior written consent of LICENSOR.

          6. INDEMNITY. LICENSOR assumes no liability to LICENSEE or LICENSEE'S SUBSIDIARIES or to third parties with respect to the performance characteristics of the services rendered by LICENSEE or LICENSEE'S SUBSIDIARIES under the SERVICE MARKS. LICENSEE and LICENSEE'S SUBSIDIARIES shall

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     indemnify LICENSOR against Losses (as defined in the Distribution
     Agreement) incurred pursuant to claims of third parties against LICENSOR arising out of the use of the SERVICE MARKS in connection with the COMPANY BUSINESS or the provision of services by LICENSEE or LICENSEE'S SUBSIDIARIES under the SERVICE MARKS, provided that such indemnity shall not extend to Losses incurred by claims of third parties related to the validity of LICENSOR'S rights in the SERVICE MARKS. LICENSOR and LICENSEE further agree that any and all losses incurred by LICENSOR that are subject to the foregoing indemnification shall be considered "Losses," as defined in Article VI of the Distribution Agreement, and subject, but not in addition, to the indemnification provisions set forth therein.

          7. TERMINATION. LICENSEE and LICENSEE'S SUBSIDIARIES agree to effect the change in the name of LICENSEE and LICENSEE'S SUBSIDIARIES as promptly as reasonably practicable after the date hereof, to use reasonable efforts to obtain all necessary regulatory approvals to effect such name change, and to transition, as promptly as reasonably practicable, to usage of a new name and to cease usage of the COMPANY name and the other SERVICE MARKS. The license granted herein shall remain in effect only until said transition is complete, or (i) six months from the date hereof with respect to LICENSEE and (ii) 18 months from the date hereof with respect to LICENSEE'S SUBSIDIARIES. Notwithstanding the foregoing, with respect to the LICENSEE'S SUBSIDIARIES, if, despite reasonable efforts on the part of LICENSEE to obtain regulatory approval for the name change of the LICENSEE'S SUBSIDIARIES by the end of the 18-month period, such period may be extended with the consent of LICENSOR, which consent shall not be unreasonably withheld. LICENSOR shall also be entitled to terminate this Agreement if LICENSEE and LICENSEE'S SUBSIDIARIES fail to comply with their obligations hereunder in all material respects, subject to notice to LICENSEE from LICENSOR and an opportunity for LICENSOR to cure such failure within thirty days.

          8. OWNERSHIP OF SERVICE MARKS. LICENSEE, LICENSEE'S SUBSIDIARIES and all parties to this AGREEMENT acknowledge LICENSOR'S exclusive right, title and interest in and to the SERVICE MARKS, except for the license granted herein, and any registrations that have issued or may issue thereon, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the SERVICE MARKS, neither LICENSEE nor LICENSEE'S SUBSIDIARIES nor any other party hereto shall in any manner represent that he or it has any ownership in the SERVICE MARKS or registrations thereof, and all parties acknowledge that LICENSEE'S and LICENSEE'S SUBSIDIARIES use of the SERVICE MARKS shall enure to the benefit of the LICENSOR. On termination of this AGREEMENT in any manner provided herein, the LICENSEE and LICENSEE'S SUBSIDIARIES will cease and desist from all use of the SERVICE MARKS in any way and will destroy all material and paper upon which the SERVICE MARKS appear, other than for standard record retention requirements, and furthermore, LICENSEE and LICENSEE'S SUBSIDIARIES will not at any time adopt or use without LICENSOR'S prior

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     written consent, any word or mark which is similar to or likely to be confused with the SERVICE MARKS.

          9. The following provisions of the Distribution Agreement are incorporated herein by reference: Section 10.05 (Governing Laws), Section
     10.06 (Notices), Section 10.09 (Counterparts), Section 10.10
     (Interpretation), Section 10.11 (Severability), Section 10.12 (References; Construction); Section 8.06 (Confidentiality).

PROVIDIAN BANCORP, INC.
201 Mission Street
San Francisco, California  94105


By: _______________________________    Dated: _____________________________
                         , Its



PROVIDIAN CORPORATION
400 West Market Street
Louisville, Kentucky  40202


By: _______________________________    Dated: _____________________________
                         , Its